EXHIBIT 5.1
February 25, 2002



United Fidelity Finance, LLC
18 N.W. Fourth Street
P.O. Box 1347
Evansville, Indiana 47706-1347

Ladies and Gentlemen:

        We have acted as counsel to United Fidelity Finance, LLC, an Indiana limited liability company ("United Fidelity") as originator, in connection with a Registration Statement (No. 333-73290) on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, relating to the registration of Asset Backed Notes (the "Notes"). The Notes will be issued from time to time in series, with each series to be issued by a trust (each a "Trust") to be formed pursuant to a Trust Agreement (or other agreement referenced in the related prospectus supplement) (each a "Trust Agreement"), in connection with the sale of certain automobile receivables (the "Receivables") by United Fidelity, as seller, to the Trust. With respect to each series, the Notes are to be issued pursuant to an Indenture (each an "Indenture") between the Trust and an Indenture Trustee (the "Indenture Trustee"). The Notes will be sold from time to time pursuant to underwriting agreements (each an "Underwriting Agreement") between United Fidelity and the various underwriters named therein.

        We are familiar with the corporate proceedings of United Fidelity to date and have examined and relied upon the forms of the Trust Agreement, the Sale and Servicing Agreement, the Indenture and the Underwriting Agreement (collectively the "Operative Documents") filed with the Commission as exhibits to the Registration Statement. In addition, we have examined such corporate records of United Fidelity and such other documents as we have deemed relevant and necessary as a basis for the opinions hereinafter expressed. Based on the foregoing, we are of the opinion that:

        1. Assuming due authorization of the Indenture relating to a series by the related Trust and due authorization, execution and delivery thereof by the related Indenture Trustee, the Indenture, when executed and delivered by the Indenture Trustee, will constitute a valid and legally binding instrument of the Trust.

        2. When appropriate action has been taken to form the Trust and authorize the issuance of Notes relating to a series, the Operative Documents relating to such series have been duly completed, executed and delivered


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February 25, 2002
United Fidelity Finance, LLC
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                by the parties thereto, and such Notes have been duly completed, executed, authenticated, sold and delivered in the applicable form filed as an exhibit to the Registration Statement, in accordance with the applicable Indenture and in the manner described in the Registration Statement, any amendment thereto, the Prospectus and any Prospectus Supplement relating thereto, such Notes will be legal valid and binding obligations of the Trust entitled to the benefits of the Indenture.


        The opinions set forth above are subject, as to enforcement, to (i) bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws relating to or affecting the enforcement of creditors' rights generally and (ii) general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law).

        We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the Prospectus which constitutes a part of the Registration Statement. In giving the foregoing consent, we do not thereby admit that we come within the category of Persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. Except as stated above, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other person or for any other purpose.

                                Very truly yours,

                                KRIEG DEVAULT LLP